UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 375 Lone Tree, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 216-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 16, 2007, the compensation committee of Global Employment Holdings, Inc., also referred to herein as Global, awarded an aggregate of 419,200 incentive stock options to certain of our employees and officers and an aggregate of 70,000 nonstatutory stock options to our non-employee directors under our 2006 Stock Plan. The purposes of the awards are to: (i) promote the interests of Global and its stockholders by strengthening Global’s ability to attract, motivate and retain employees, officers, consultants and members of the board of directors; (ii) furnish incentives to individuals chosen to receive awards of Global common stock under the plan because they are considered capable of responding by improving operations and increasing profits or otherwise adding value to Global; and (iii) provide a means to encourage stock ownership and proprietary interest in Global to valued employees, members of the board of directors and consultants upon whose judgment, initiative, and efforts the continued financial success and growth of our business largely depend.

Each of the awarded stock options is exercisable into one share of our common stock at an exercise price of $3.00, the closing quoted market price on August 16, 2007. The term of the options is 10 years. The options will vest and become exercisable on the following schedule: 1/3 on the first anniversary, 1/3 on the second anniversary of the grant date and 1/3 on the third anniversary of the grant date, subject to certain adjustment provisions. If an option holder is terminated from his or her employment with, or a director or consultant no longer provides services to, Global or its subsidiaries by reason of disability or death, all unvested options shall automatically terminate and be cancelled, and all options that have vested prior to the termination date shall remain exercisable for a period of one year following such date. If termination occurs for any other reason, all unvested options shall automatically terminate and be cancelled, and options that have vested prior to such date shall remain exercisable for a period of 90 days following such date. To the extent any option or award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of common stock, such shares shall again be available for issuance under the 2006 Stock Plan.

The compensation committee made the following awards to our senior management and directors:

Recipient	Position	Total # of Options

Howard Brill	President, chief executive officer and director	149,000
Steven List	Chief operating officer and director	68,100
Dan Hollenbach	Chief financial officer	41,400
Terry Koch	President of PEO services	39,900
Stephen Pennington	President of staffing services	4,700
Luci Staller Altman	Director	12,000
Richard Goldman	Director	17,000
Charles Gwirtsman	Director	23,000
Jay Wells	Director	18,000

Total senior management and directors		373,100

After giving effect to this grant, 618,454 shares remain available for grant under our 2006 Stock Plan.

Between February 14, 2007 and June 18, 2007, the compensation committee of Global, awarded incentive stock options to certain of our employees and officers and nonstatutory stock options to our non-employee directors under our 2006 Stock Plan. A summary of option activity under the 2006 Stock Plan before the grants as of August 16, 2007, and changes during the period ended August 15, 2007 is presented below:

		Weighted Avg.
		Exercise
	Stock Options	Price

As of 12/31/2006
Outstanding	—	—
Vested	—	—
Nonvested	—	—

Period activity
Issued	1,038,161	$5.02
Exercised	—	—
Forfeited	45,815	$5.00
Expired	—	—

As of 8/15/2007
Outstanding	992,346	$5.02
Vested	285,335	$5.00
Nonvested	707,011	$5.03

Range of
Exercise Prices

$3.75 — $5.25

In order to assist in achieving the objectives of the 2006 Stock Plan, effective August 16, 2007, the compensation committee adjusted the exercise price on all outstanding grants for currently employed officers and employees as well as serving non-employee directors to $3.00, the closing quoted market price on August 16, 2007. All other provisions of the grants remain unchanged.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.

Date: August 21, 2007	By:	/s/ Dan Hollenbach

Dan Hollenbach
Chief Financial Officer